EXHIBIT 99.1
NEWS RELEASE

Contact:	Deric Eubanks	Allison Beach	Joe Calabrese
	Chief Financial Officer	Media Contact	Financial Relations Board
	(972) 490-9600	(972) 490-9600	(212) 827-3772

BRAEMAR HOTELS & RESORTS ANNOUNCES TAX REPORTING INFORMATION FOR 2025 COMMON AND PREFERRED SHARE DISTRIBUTIONS

DALLAS – January 27, 2026 – Braemar Hotels & Resorts Inc. (NYSE: BHR) (“Braemar” or the “Company”) today announced the tax reporting (Federal Form 1099-DIV) information for the 2025 distributions on its common shares and its Series B, D, E and M preferred shares.
The amounts below represent the income tax treatment applicable to each distribution that is reportable in 2025. The common and preferred distributions that the Company paid on January 15, 2025 to stockholders of record as of December 31, 2024 are reportable in 2025. The common and preferred distributions that the Company paid on January 15, 2026 to stockholders of record as of December 31, 2025 will be reportable in 2026.

Security Description	CUSIP	Ticker Symbol	Distributions Per Share *	Ordinary Taxable Dividend	Section 199A Dividend	Capital Gain Distribution	Return of Capital
Common Stock	10482B101	BHR	$0.2000000	$0.0000000	$0.0000000	$0.0000000	$0.2000000
Series B Cumulative Convertible Preferred Stock	10482B200	BHRPrB	$1.3752000	$0.0000000	$0.0000000	$0.0000000	$1.3752000
Series D Cumulative Preferred Stock	104823B09	BHRPrD	$2.0624000	$0.0000000	$0.0000000	$0.0000000	$2.0624000
Series E Preferred Stock	10482B606		$1.8750000	$0.0000000	$0.0000000	$0.0000000	$1.8750000
Series E Preferred Stock	10482B804		$1.8750000	$0.0000000	$0.0000000	$0.0000000	$1.8750000
Series E Preferred Stock	10482B812		$1.8750000	$0.0000000	$0.0000000	$0.0000000	$1.8750000
Series E Preferred Stock	10482B879		$1.8750000	$0.0000000	$0.0000000	$0.0000000	$1.8750000
Series E Preferred Stock	10482B788		$1.8750000	$0.0000000	$0.0000000	$0.0000000	$1.8750000
Series E Preferred Stock	10482B853		$1.8750000	$0.0000000	$0.0000000	$0.0000000	$1.8750000
Series E Preferred Stock	10482B838		$1.8750000	$0.0000000	$0.0000000	$0.0000000	$1.8750000
Series M Preferred Stock	10482B705		$2.1354100	$0.0000000	$0.0000000	$0.0000000	$2.1354100
Series M Preferred Stock	10482B887		$2.1291400	$0.0000000	$0.0000000	$0.0000000	$2.1291400
Series M Preferred Stock	10482B796		$2.1228800	$0.0000000	$0.0000000	$0.0000000	$2.1228800

Security Description	CUSIP	Ticker Symbol	Distributions Per Share *	Ordinary Taxable Dividend	Section 199A Dividend	Capital Gain Distribution	Return of Capital
Series M Preferred Stock	10482B861		$2.1166400	$0.0000000	$0.0000000	$0.0000000	$2.1166400
Series M Preferred Stock	10482B770		$2.1104000	$0.0000000	$0.0000000	$0.0000000	$2.1104000
Series M Preferred Stock	10482B846		$2.1041600	$0.0000000	$0.0000000	$0.0000000	$2.1041600
Series M Preferred Stock	10482B820		$2.0979200	$0.0000000	$0.0000000	$0.0000000	$2.0979200
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* Distributions Per Share reflects the annual rate per share for distributions reportable in 2025.
In accordance with IRS Code Section 6045B, the Company will post Form 8937, Report of Organizational Actions Affecting Basis of Securities, which may be found in the Corporate Actions section of the Company's website. This form provides detailed information on the return of capital amount of the common and preferred share distributions.
The Company encourages stockholders to consult with their own tax advisors with respect to the federal, state and local, and foreign income tax effects of these dividends.
* * * * *
Braemar Hotels & Resorts Inc. (NYSE: BHR) is a real estate investment trust (REIT) focused on the high-growth luxury hotel and resort sector. The Company targets high-performance luxury urban and resort properties,  specializing in assets that generate revenue per available room (RevPAR) at least twice the U.S. national average. Its industry-leading portfolio features luxury properties across the United States and the U.S. territories in the Caribbean. Externally advised by Ashford Hospitality Advisors LLC, Braemar leverages deep industry expertise and disciplined asset management to drive outsized performance.
Forward-Looking Statements
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the federal securities regulations. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Additionally, statements regarding the following subjects are forward-looking by their nature: our business and investment strategy; anticipated or expected purchases, sales or dispositions of assets; our projected operating results; completion of any pending transactions; our ability to restructure existing property-level indebtedness; our ability to secure additional financing to enable us to operate our business; our understanding of our competition; projected capital expenditures; and the impact of technology on our operations and business. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. These and other risk factors are more fully discussed in the Company's filings with the SEC.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We will not publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise except to the extent required by law.